                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-88046 of Robotic Vision Systems, Inc. on Form S-3 of our report dated November 30, 2001 (December 19, 2001 as to the fourth paragraph of Note 1), appearing in the Annual Report on Form 10-K of Robotic Vision Systems, Inc. for the year ended September 30, 2001, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP
Boston, Massachusetts
June 26, 2002